UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2024

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	TRGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2024, Targa Resources Corp. (the “Company”), along with certain of its subsidiaries (the “Subsidiary Guarantors”), completed the previously announced underwritten public offering (the “Offering”) of $1.0 billion aggregate principal amount of the Company’s 5.500% Senior Notes due 2035 (the “Notes”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors (the “Guarantees” and, together with the Notes, the “Securities”) so long as such Subsidiary Guarantors satisfy certain conditions. The Securities were issued pursuant to the Indenture, dated as of April 6, 2022 (the “Base Indenture”), as supplemented by that certain Ninth Supplemental Indenture, dated as of August 9, 2024 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Company used a portion of the net proceeds from the Offering to repay borrowings under its commercial paper note program, a portion of which were incurred to repay the remaining $500.0 million outstanding under its prior $1.5 billion unsecured term loan facility due July 2025, which was terminated in May 2024. The Company expects the remaining net proceeds from the Offering to be used for general corporate purposes. Other general corporate purposes may include repayment of other indebtedness, capital expenditures, additions to working capital and investments in its subsidiaries.

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-263730) of the Company (as may be amended from time to time, the “Registration Statement”), as supplemented by the Prospectus Supplement, dated August 6, 2024, relating to the Securities (the “Prospectus Supplement”), which became automatically effective upon filing with the U.S. Securities and Exchange Commission on August 7, 2024. Legal opinions related to the Securities are included as Exhibit 5.1 and Exhibit 5.2 hereto.

The terms of the Securities and the Indenture are further described in the Registration Statement and the Prospectus Supplement under the captions “Description of Debt Securities” and “Description of the Notes,” respectively. Such descriptions do not purport to be complete and are qualified in their entirety by reference to the Base Indenture and the Ninth Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Trustee and certain of its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company or the Subsidiary Guarantors for which they received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

4.1	Indenture, dated as of April 6, 2022, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K filed April 6, 2022 (File No. 001-34991)).

4.2	Ninth Supplemental Indenture, dated as of August 9, 2024, among Targa Resources Corp., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Securities.

5.2	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. regarding the legality of the Securities.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: August 9, 2024	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
President - Finance and Administration

3